[LETTERHEAD OF PBWT]

July 18, 2005

Citibank, N.A. - ADR Department
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

      We refer to the Registration Statement on Form F-6 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") by the legal entity created by the Deposit Agreement (as hereinafter defined) for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 100,000,000 American Depositary Shares (the "ADSs") to be issued under the Deposit Agreement, by and among Citibank, N.A., as Depositary, China Medical Technologies, Inc., a limited liability, exempted company organized under the laws of the Cayman Islands (the "Company"), and the Holders and Beneficial Owners (each as defined in the Deposit Agreement and hereinafter used as so defined) from time to time of ADSs issued thereunder, a draft copy of which is being filed as Exhibit (a) to the Registration Statement (the "Deposit Agreement"). Each ADS will represent, subject to the terms and conditions of the Deposit Agreement and, if applicable, the American Depositary Receipt ("ADR") representing such ADS, ten (10) ordinary shares, par value US$0.10 per share, of the Company (the "Shares").

      Assuming that, at the time of their issuance, the Registration Statement will have been declared effective by the SEC, the Deposit Agreement will have been duly executed and delivered, and the Shares will have been legally issued, we are of the opinion that the ADSs, when issued in accordance with the terms of the Deposit Agreement and the Registration Statement, will be legally issued and will entitle the Holders (as such term is defined in the Deposit Agreement) to the rights specified in the Deposit Agreement and, if applicable, the applicable ADR(s).

      Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addresses hereof cannot use anything contained herein or in any document referred to herein, as "tax advice" (within the meaning given to such term by the United States Internal Revenue Service ("IRS") in IRS Circular 230 and any related interpretative advice issued by the IRS in respect of IRS Circular 230 prior to the date hereof, and hereinafter used within such meaning and interpretative advice). Without admitting that anything contained herein or in any document referred to herein constitutes "tax advice" for any purpose, notice is hereby given that, to the extent anything contained herein or in any document referred to herein constitutes, or is or may be interpreted by any court, by the IRS or by any other administrative body to constitute, "tax advice," such "tax advice" is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the United States Internal Revenue Code, or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.

      This opinion is limited to the laws of the State of New York and the Federal laws of the United States. Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement.

                                            Very truly yours,

                                            PATTERSON, BELKNAP, WEBB & TYLER LLP


                                            By: /s/ Herman H. Raspe
                                                --------------------------------
                                                A Member of the Firm


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